Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement of Nephros, Inc. on Amendment No. 1 to Form S-3 (Registration Statement No. 333-148200) of our report, dated March 31, 2008, (which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), relating to the consolidated balance sheet of Nephros, Inc. as of December 31, 2007 and the related statements of operations, stockholders’ equity, and cash flows for the year then ended.
/s/ ROTHSTEIN KASS & COMPANY, P.C.
Roseland, New Jersey
April 15, 2008